UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (date of earliest event reported): July 16, 2012

CHC Helicopter S.A.

(Exact name of registrant as specified in its charter)

Luxembourg	333-179072	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4740 Agar Drive Richmond, British Columbia Canada		V7B 1A3
(Address of principal executive offices)		(Zip Code)

(604) 276-7500

(Registrant’s telephone number, including area code)

NA

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

CHC Helicopter S.A. (the “Company”) reported in a Current Report on Form 8-K that was filed with the Securities and Exchange Commission (the “SEC”) on June 28, 2012 that John Graber, President of the Company’s Helicopter Services business, will depart the Company in July as part of a leadership change.

On July 16, 2012, Mr. Graber entered into a termination agreement and release (the “Termination Agreement”) with Heli-One American Support LLC, a subsidiary of the Company (“Heli-One”), pursuant to which Mr. Graber’s employment terminated on July 18, 2012. Pursuant to the Termination Agreement and generally consistent with the separation terms of his employment agreement, Mr. Graber became eligible to receive the severance benefits set forth in his employment agreement, a copy of which is attached as an exhibit to the Company’s Annual Report on Form 10-K (the “Form 10-K”) filed with the SEC on July 11, 2012, except that no pro-rated cash bonus will be paid. In addition, pursuant to the Termination Agreement, Mr. Graber will receive a lump sum payment of $8,000 to cover legal expenses incurred related to obtaining initial review of his employment agreement and another lump sum payment of $19,200 as full satisfaction for the obligation under the employment agreement to provide paid-continuation of his medical and insurance benefits. Mr. Graber will also be eligible to receive up to $8,000 in connection with obtaining future tax advice regarding tax equalization payments, however, if the cost of such advice exceeds $8,000, Heli-One may reimburse Mr. Graber for the amount in excess of $8,000 to the extent Heli-One determines that the excess amount is reasonable. All of Mr. Graber’s equity compensation rights will be terminated and voided and he will be refunded for the investment that he made under the Buy-In program described in Item 11 of the Form 10-K. Under the Termination Agreement, Mr. Graber provided a general release of claims, agreed to assist Heli-One in the future with respect to matters with which he was involved or had knowledge while employed, and with such services (if any) compensated at his former base rate of pay, and agreed that the covenants in his employment agreement which provide that Mr. Graber will not (1) disclose confidential information of the Company, (2) compete with the Company for a period of 12 months following his termination of employment for any reason, and (3) solicit employees or customers for a period of 12 months following his termination of employment for any reason, in each case, will be in effect.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHC Helicopter S.A.

By:	/s/ RUSS HILL
Name:	Russ Hill
Title:	Authorized Signatory

Date: July 20, 2012